Exhibit 99

Section 2: EX-99 (PRESS RELEASE)

FOR RELEASE November 10, 2011

BOTETOURT BANKSHARES, Inc.

19747 Main Street

Buchanan, Virginia 24066

For Further Information Contact:

Michelle A. Crook, Chief Financial Officer

(540) 591-5013

BOTETOURT BANKSHARES, INC ANNOUNCES FINANCIAL RESULTS

BUCHANAN, VIRGINIA. November 10, 2011 — Buchanan-based Botetourt Bankshares, Inc. announced today its consolidated financial results for the quarter ending September 30, 2011. The Company experienced a net loss for the three months ended September 30, 2011 in the amount of $(954,690) compared to $(359,175) for the same period last year, representing an increase of $595,515. Both basic and diluted earnings per share decreased $0.47 from $(0.29) at September 30, 2010 to $(0.76) at September 30, 2011.

The net loss for the nine months ended September 30, 2011 amounted to $(2,402,268) compared to net income of $212,762 for the same period last year, representing a decrease of $2,615,030. Both basic and diluted earnings per share decreased $2.09 from $0.17 at September 30, 2010 to $(1.92) at September 30, 2011. The decrease in net income and earnings per share is primarily due to a higher provision for loan losses.

At September 30, 2011 total assets amounted to $315,391,832, total deposits were $288,974,336, net loans were $249,138,664 and total stockholders’ equity was $23,702,002.

H. Watts Steger, Chairman and Chief Executive Officer of Botetourt Bankshares, Inc., states “The Company’s performance remains below our own expectations as third quarter’s earnings were adversely impacted by a higher provision for loan losses as we continue to respond to loan delinquencies, impaired loans, and loss exposure resulting from the decline in real estate values collateralizing specific loans. The pace of the economic recovery has been sluggish, which has impacted the ability of some borrowers to service debt as well as negatively impacting the market value of real estate secured loans. Our Company’s 112-year history and “well capitalized” position will enable us to weather the current financial storm.”

Botetourt Bankshares, Inc. is the holding company for Bank of Botetourt, which was chartered in 1899. Bank of Botetourt operates ten full service offices in Botetourt, Rockbridge, Roanoke and Franklin counties.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Botetourt Bankshares, Inc.’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-K and its other periodic reports.

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Botetourt Bankshares, Inc.

Consolidated Balance Sheets

September 30, 2011 and December 31, 2010

	(Unaudited) September 30, 2011	(Audited) December 31, 2010
Assets

Cash and due from banks	$8,120,898	$6,232,356
Interest-bearing deposits with banks	24,227,199	12,190,985
Federal funds sold	481,000	1,728,000

Total cash and cash equivalents	32,829,097	20,151,341
Time deposits with banks	250,000	500,000
Investment securities available for sale	14,357,343	15,042,933
Investment securities held to maturity (fair value approximates $100,000 in 2010)	—	100,000
Restricted equity securities	547,800	581,000
Loans, net of allowance for loan losses of $6,000,938 at September 30, 2011 and $5,147,790 at December 31, 2010	249,138,664	257,557,882
Property and equipment, net	7,381,490	7,661,323
Accrued income	1,118,002	1,338,662
Foreclosed assets	4,243,042	1,850,665
Other assets	5,526,394	4,700,925

Total assets	$315,391,832	$309,484,731

Liabilities and Stockholders’ Equity

Liabilities
Noninterest-bearing deposits	$38,457,382	$33,006,463
Interest-bearing deposits	250,516,954	248,041,302

Total deposits	288,974,336	281,047,765

Accrued interest payable	477,838	520,373
Subordinated debt	235,000	—
Other liabilities	2,002,656	2,051,912

Total liabilities	291,689,830	283,620,050

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, $1.00 par value; 2,500,000 shares authorized; 1,253,243 issued and outstanding at September 30, 2011 and 1,250,375 shares issued and outstanding at December 31, 2010	1,253,243	1,250,375
Additional paid-in capital	1,712,732	1,687,446
Retained earnings	21,239,784	23,692,067
Accumulated other comprehensive loss	(503,757)	(765,207)

Total stockholders’ equity	23,702,002	25,864,681

Total liabilities and stockholders’ equity	$315,391,832	$309,484,731

Botetourt Bankshares, Inc.

Consolidated Statements of Operations

For Nine Months and Three Months Ended September 30, 2011 and 2010 (unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Interest income

Loans and fees on loans	$11,020,816	$11,683,719	$3,657,854	$3,842,855
Federal funds sold	1,174	7,114	284	2,449
Investment securities:
Taxable	159,272	251,032	55,305	63,615
Exempt from federal income tax	155,491	175,719	46,568	60,049
Dividend income	3,706	1,537	1,184	667
Deposits with banks	30,749	15,074	13,802	10,056

Total interest income	11,371,208	12,134,195	3,774,997	3,979,691

Interest expense
Deposits	3,164,977	3,953,930	1,049,463	1,301,658
Long-term debt	821	—	821	—

Total interest expense	3,165,798	3,953,930	1,050,284	1,301,658

Net interest income	8,205,410	8,180,265	2,724,713	2,678,033
Provision for loan losses	6,175,000	2,655,000	2,050,000	1,430,000

Net interest income after provision for loan losses	2,030,410	5,525,265	674,713	1,248,033

Noninterest income
Service charges on deposit accounts	502,430	466,817	149,499	148,641
Mortgage origination fees	125,899	146,182	51,559	60,559
Net realized gain on sale of AFS securities	2,650	1,075	—	—
Other income	897,787	842,431	302,483	276,323

Total noninterest income	1,528,766	1,456,505	503,541	485,523

Noninterest expense
Salaries and employee benefits	3,497,965	3,459,450	1,164,470	1,131,744
Occupancy and equipment expense	645,219	713,736	223,327	231,506
Foreclosed assets, net	825,951	300,073	522,072	220,864
Other expense	2,318,281	2,299,431	733,470	733,632

Total noninterest expense	7,287,416	6,772,690	2,643,339	2,317,746

Income (loss) before income taxes	(3,728,240)	209,080	(1,465,085)	(584,190)
Income tax benefit	(1,325,972)	(3,682)	(510,395)	(225,015)

Net income (loss)	$(2,402,268)	$212,762	$(954,690)	$(359,175)

Basic earnings (loss) per share	$(1.92)	$0.17	$(0.76)	$(0.29)

Diluted earnings (loss) per share	$(1.92)	$0.17	$(0.76)	$(0.29)

Dividends declared per share	$0.04	$0.24	$—	$0.08

Basic weighted average shares outstanding	1,251,704	1,247,588	1,252,554	1,248,583

Diluted weighted average shares outstanding	1,251,704	1,247,588	1,252,554	1,248,583